UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2010

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a press release on July 6, 2010 as follows:

Cliffs Natural Resources Gets Majority Position in Spider
Resources And Extends Offer

Spider Shareholders Have Until July 16, 2010 To Tender For A 138% Premium

CLEVELAND – July 6, 2010 – Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) announced today that all of the conditions of its Cdn.$0.19 per share all-cash offer ("Cliffs’ All-Cash Offer") to acquire all of the common shares (the "Common Shares") of Spider Resources Inc. ("Spider") (TSXV: SPQ) have been satisfied or waived.

Consequently, Cliffs has taken up the approximately 316 million Common Shares that were validly tendered as of July 6, 2010 at 12:01 a.m. (Eastern time) under Cliffs’ All-Cash Offer to purchase all of the Common Shares. When combined with Cliffs’ prior holdings, Cliffs now owns 52.1% of Spider, representing a majority of the Common Shares on a fully-diluted basis, including Common Shares underlying outstanding warrants and options.

Cliffs has extended the time of expiry of Cliffs’ All-Cash Offer to 11:59 p.m. (Eastern time) on July 16, 2010 in order to permit additional shares to be tendered. All Common Shares validly tendered by the extended expiry time will be taken up and paid for under Cliffs’ All-Cash Offer.

"Given that Spider’s decision to recommend and support our offer was only disclosed late last Friday, Cliffs has decided to extend the deadline so that more Spider shareholders can take advantage of the value, liquidity and certainty provided by our all-cash offer," said William C. Boor, President of Cliffs’ Ferroalloys business unit. "Our offer represents a significant premium of 138% over the closing price of the Common Shares on the TSX Venture Exchange on May 21, 2010, the last trading day prior to Cliffs’ announcement of its intention to bid for the Common Shares."

The shares taken up, combined with Cliffs’ prior shareholding, represent approximately 52.1% of the 659,262,891 Common Shares outstanding, calculated on a fully-diluted basis. The total includes approximately 74.6 million Common Shares held by Spider’s largest shareholder, MineralFields Group, representing approximately 11.3% of the fully-diluted Common Shares.

Not included in the Common Shares taken up are approximately 26.9 million Common Shares underlying outstanding warrants and options held by Spider’s directors and officers. Spider’s directors and officers will tender these Common Shares, which represent approximately 4.1% of the fully-diluted Common Shares, prior to July 16, 2010.

Cliffs notes that additional Common Shares may have been tendered prior to the original expiry time but not counted due to a power failure in Toronto late yesterday. Those additional shares, if any, will be tabulated today and included in the shares taken up by Cliffs.

Cliffs’ All-Cash Offer implies a total equity value for Spider on a fully-diluted basis of Cdn.$125 million.

Notice of Extension

Cliffs has filed under Spider’s profile at www.sedar.com a notice of extension dated July 6, 2010 in order to extend the expiry time of Cliffs’ All-Cash Offer to 11:59 p.m. on July 16, 2010. As previously disclosed, Cliffs has also filed at www.sedar.com the original offer and accompanying circular dated May 31, 2010, and a notice of variation dated June 25, 2010.

Spider shareholders, banks and brokers who have questions or requests for assistance regarding Cliffs’ All-Cash Offer should contact Georgeson, Cliffs’ information agent, toll free at 1-866-656-4120. Georgeson can also be contacted via email at askus@georgeson.com.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html.

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources Inc. is an international mining and natural resources company. A member of the S&P 500 Index, we are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Canada and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The Latin America business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Other projects under development include a biomass production plant in Michigan and Ring of Fire chromite properties in Ontario, Canada. Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world's largest and fastest growing steel markets.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although we believe that our forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including any potential steps taken by a third party to impede our ability to proceed with or complete the take-up and payment for additional Common Shares tendered to Cliffs’ All-Cash Offer. Other factors that could impact actual results include the following: demand for ferrochrome by global integrated steel producers; the impact of consolidation and rationalization in the steel industry; availability of capital equipment and component parts; availability of rail and float capacity; availability and cost of capital; ability to maintain adequate liquidity and access capital markets; events or circumstances that could impair or adversely impact the viability or value of the assets or businesses of Spider; inability to achieve expected production levels; reductions in current resource estimates; impacts of increasing governmental regulation, including failure to receive or maintain required environmental permits; problems with productivity, third-party contractors, labor disputes, disputes with indigenous tribes in the area, weather conditions, fluctuations in ore grade and changes in other cost factors, including energy costs and transportation.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and previous news releases filed with the Securities and Exchange Commission, which are publicly available on Cliffs' website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1.

Follow Cliffs on Twitter at: http://twitter.com/CliffsIR.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Canada
Alan Bayless - Longview Communications Inc.
(604) 694-6035
abayless@longviewcomms.ca

United States - Europe
Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Jessica Moran
Sr. Investor Relations Analyst
(216) 694-6532
jessica.moran@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

July 6, 2010	By:	James D. Graham

Name: James D. Graham
Title: Assistant General Counsel